EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and the related Joint Proxy Statement/Prospectus of Paragon Group, Inc. and Camden Property Trust and to the incorporation by reference therein of our report dated February 27, 1996, with respect to the consolidated financial statements and schedule of Paragon Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A, filed with the Securities and Exchange Commission.

                                                      /s/ ERNST & YOUNG LLP

                                                          ERNST & YOUNG LLP
Dallas, Texas
February 24, 1997